MASTER CUSTODIAN AGREEMENT

This Master Custodian Agreement (this “Agreement”) is made as of September 22 2010 by and among each exempted company organized under the laws of the Cayman Islands identified on Appendix A hereto (each such company and each company subsequently made subject to this Agreement in accordance with Section 20 below, shall hereinafter be referred to as a “Fund” and references made herein to “the Fund” shall be deemed references to each Fund), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, Transamerica Funds and Transamerica Series Trust (collectively, (“Transamerica Funds”), each a management investment company registered under the Investment Company Act of 1940, as amended from time to time (the “1940 Act”), on behalf of their portfolios, have appointed the Custodian to act as their custodian; and

WHEREAS, each Fund is a wholly-owned subsidiary of a portfolio of Transamerica Funds, and wishes to retain the Custodian to act as custodian of its portfolio securities and other assets, and the Custodian has indicated its willingness to so act;

WHEREAS, at each Fund’s request, and as an accommodation to the Fund and to Transamerica Funds, the Custodian shall treat each Fund, for purposes of Sections 3 and 4 of this Agreement, as if the Fund were a management investment company registered under the 1940 Act (which the Fund has informed the Custodian are applicable to the Fund as a wholly-owned subsidiary of a portfolio of Transamerica Funds); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Employment of Custodian and Property to be Held by It

Each Fund hereby employs the Custodian as a custodian of assets of the Fund, including securities which the Fund desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). Each Fund agrees to deliver to the Custodian all securities and cash of the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund representing Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Article 9 hereof) including, without limitation, Fund property (i) held by brokers, private bankers or other entities on behalf of the Fund (each a “Local Agent”), (ii) held by Special Sub-Custodians (as such term is defined in Article 6 hereof), or (iii) held by entities which have advanced monies to or on behalf of the Fund and which have received Fund property as security for such advances (each a “Pledgee”), or (iv) delivered or otherwise removed from the custody of the Custodian in connection with any Free Trade (as such term is defined in

Sections 2.2(15) and 2.6(7) hereof). With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Fund will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Fund from time to time employ one or more sub-custodians, located in the United States as approved by the Board; provided, however, that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Articles 3 and 4 hereof.

2.	Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1

Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property to be held by it in the United States including all domestic securities owned by such Fund, other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios (the “Underlying Transfer Agent”).

2.2

Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)

Upon sale of such securities for the account of the Fund in accordance with customary or established market practices and procedures, including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Fund;

5)

To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)

To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)

Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)

In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)

For delivery in connection with any loans of securities made by the Fund; provided that such delivery shall be made (a) against receipt of collateral as agreed from time to time by the Fund, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral or (b) to the lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

11)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

12)

For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA,” formerly known as The National Association of Securities Dealers, Inc.), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

13)

For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the “CFTC”) and/or any Agreement market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

14)

Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)

Upon the sale or other delivery of such securities (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions (each a “Repo Custodian”), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall set forth (a) the securities of the Fund to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

16)	For delivery as initial or variation margin in connection with futures or options on futures Agreements entered into by the Fund; and

17)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof; and

18)

For any other purpose, but only upon receipt of Proper Instructions from the Fund specifying (a) the securities of the Fund to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

2.3	Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of a

Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with portfolios of Transamerica Funds or other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4

Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Monies held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of a Fund be approved by vote of a majority of the Board of Directors of the applicable Fund (in each case, the “Board”). Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5

Collection of Income. Except with respect to Fund property released and delivered pursuant to Section 2.2(10) or 2.2(15) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Fund shall be entitled either by law or pursuant to Agreement or custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian shall credit income to the Fund as such income is received or in accordance with Custodian’s then current payable date income schedule. Any credit to a Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Fund may be charged at the Custodian’s applicable rate for time credited. Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received. Income due each Fund on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.6

Payment of Fund Monies. The Custodian shall pay out monies of a Fund as provided in Section 5 and otherwise upon receipt of Proper Instructions on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

1)

Upon the purchase of domestic securities, options, futures Agreements or options on futures Agreements for the account of the Fund but only (a) in accordance with customary or established market practices and procedures, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such securities or evidence of title to such options, futures Agreements or options on futures Agreements to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 9;

2)	In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued by the Fund as set forth in Article 7 hereof;

4)

For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)

For the payment of any dividends on Shares of the Fund declared pursuant to the Fund’s articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”);

6)	For payment of the amount of dividends received in respect of securities sold short;

7)

Upon the purchase of domestic securities including, without limitation, repurchase agreement transactions involving delivery of Fund monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(15), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

8)	For delivery as initial or variation margin in connection with futures or options on futures Agreements entered into by a Fund; and

9)	For any other purpose, but only upon receipt of Proper Instructions from the Fund specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

2.7

Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. An Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

2.8

Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

2.9

Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered Agreement market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures Agreements or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the U.S. Securities and Exchange Commission (the “SEC”), or any interpretive opinion of the staff of the SEC relating to the maintenance of segregated accounts by registered investment companies (which each Fund has advised the Custodian are applicable to the Fund as a wholly-owned subsidiary of a portfolio of Transamerica Funds) and (iv) for any other purpose but only upon receipt of and in accordance with Proper Instructions from the Fund.

2.10

Deposit of Fund Assets with an Underlying Transfer Agent. Underlying Shares beneficially owned by a Fund shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s responsibilities with respect thereto shall be limited to the following:

1)

Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of the Fund.

2)

In respect of the purchase of Underlying Shares for the account of a Fund, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Fund as so directed, and record such payment from the account of such Fund on the Custodian’s books and records.

3)

In respect of the sale or redemption of Underlying Shares for the account of a Fund, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Fund on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Fund on the Custodian’s books and records.

The Custodian shall not be liable to any Fund for any loss or damage to such Fund resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except to the extent that such loss or damage results directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents.

2.11

Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

2.12	Proxies. Except with respect to Fund property released and delivered pursuant to Section 2.2(10) or 2.2(15), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.13

Communications Relating to Fund Securities. Except with respect to Fund property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures Agreements purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Fund at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian regarding any class action or other litigation in connection with Fund securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund, the Custodian shall have no responsibility to so transmit any information under this Section 2.13.

2.14	Class Action Services. The Custodian shall provide services with regard to class actions subject to the terms set forth in Appendix B to this Agreement.

3.	Provisions Relating to Rules 17f-5 and 17f-7

3.1	Definitions. The following capitalized terms as used throughout this Agreement shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7 of the 1940 Act.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5 of the 1940 Act.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

3.2	The Custodian as Foreign Custody Manager.

1)

Delegation to the Custodian as Foreign Custody Manager. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5 (which each Fund has advised the Custodian is applicable to the Fund as a wholly-owned subsidiary of a portfolio of Transamerica Funds), the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Funds held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds.

2)

Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2(5) hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by a Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3)

Scope of Delegated Responsibilities. At the Fund’s request, and as an accommodation to the Fund and Transamerica Funds, the Custodian shall treat the Fund, for purposes of this Section 3.2.3, as if the Fund were a management investment company registered under the 1940 Act.

a)

Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

b)

Agreements With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the agreement governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the

Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

c)

Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the agreement governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2(5) hereunder.

4)

Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

5)

Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

6)

Standard of Care as Foreign Custody Manager of a Fund. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

7)

Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.

8)

Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2(2) hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries. For the avoidance of doubt, the Board’s delegation to the Custodian as Foreign Custody Manager shall terminate simultaneously with the termination of this Agreement.

3.3

Eligible Securities Depositories. At the Fund’s request, and as an accommodation to the Fund and Transamerica Funds, the Custodian shall treat the Fund, for purposes of this Section 3.3, as if the Fund were a management investment company registered under the 1940 Act.

1)

Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

2)	Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3(1).

4.	Duties of the Custodian with Respect to Property of the Fund Held Outside the United States

4.1	Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2

Holding Securities. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3

Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4	Transactions in Foreign Custody Account.

1)

Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

a)

upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

b)	in connection with any repurchase agreement related to foreign securities;

c)	to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

d)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

e)

to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

f)

to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

g)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

h)

in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

i)	for delivery as security in connection with any borrowing by a Fund requiring a pledge of assets by the Fund;

j)	in connection with trading in options and futures Agreements, including delivery as original margin and variation margin;

k)	in connection with the lending of foreign securities; and

(l)

upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

m)

for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

2)

Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Fund in the following cases only:

a)

upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

b)	in connection with the conversion, exchange or surrender of foreign securities of the Fund;

c)	for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

d)	for the purchase or sale of foreign exchange or foreign exchange Agreements for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

e)	in connection with trading in options and futures Agreements, including delivery as original margin and variation margin;

f)	for payment of part or all of the dividends received in respect of securities sold short;

g)	in connection with the borrowing or lending of foreign securities; and

(h)

upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Fund monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

i)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

3)

Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board, or its duly authorized designee, the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board or its duly authorized designee being provided with substantively less information than had been previously provided hereunder.

4.5

Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6

Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7

Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Fund as such income is received or in accordance with Custodian’s then current payable date income schedule. Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Fund may be charged at the Custodian’s applicable rate for time credited. Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

4.8

Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9

Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund regarding any class action or other litigation in connection with Fund foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

4.10

Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At a Fund’s election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11

Liability of Custodian. Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

5.	Contractual Settlement Services (Purchase / Sales)

5.1

The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of each Fund in connection with (i) the purchase of securities for such Fund, and (ii) proceeds of the sale of securities held on behalf of such Fund, on a contractual settlement basis.

5.2

The services described above (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the applicable Fund, including, without limitation, in the event of force majeure events affecting settlement or any material disorder in applicable securities markets.

5.3

The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the applicable Fund as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly recredit such amount at the time that the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

5.4

With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the applicable Fund as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon (i) the Custodian’s having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and (ii) the Custodian or its agent’s having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

5.5

Simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Fund to the full extent of the credited amount, and each Fund hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with the terms of Section 16 of this Agreement. In the event that the applicable Fund fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

5.6

The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Fund shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Fund to the Custodian and may be debited from any cash account held for benefit of the Fund.

5.7

In the event that the Custodian is unable to debit an account in accordance with Section 5.6 above of the Fund, and the Fund fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with Section 5.6 this Agreement, (i) the Custodian may charge the Fund for reasonable costs and expenses associated with providing the provisional credit, including without limitation the reasonable cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Agreement and (iv) the Custodian shall have the right to setoff against any property and the discretion to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Fund to the full extent necessary for the Custodian to make itself whole, provided, however, that the Custodian shall notify the applicable Fund promptly following any such disposition of any property of the Fund, state the reason for such disposition and list the property disposed of.

6.	Special Sub-Custodians

Upon receipt of Proper Instructions, the Custodian shall, on behalf of one or more Funds, appoint one or more Special Sub-Custodians for the purposes of effecting such transactions as may be designated in such Proper Instructions or to serve as a Foreign Sub-Custodian in such markets as may be designated in such Proper Instructions. In connection with the appointment of any Special Sub-Custodian, and in accordance with Proper Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance acceptable to the Custodian and approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement. At a Fund’s election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Special Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

7.	Payments for Sales or Repurchases or Redemptions of Shares of the Fund

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Fund such payments as are received for Shares of that Fund issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

8.	Tax Law

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

9.	Proper Instructions

“Proper Instructions,” which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund’s duly authorized transfer agent, investment manager or investment adviser, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Treasurer or Assistant Treasurer, a certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

10.	Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from the applicable Fund:

1)

make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

2)	surrender securities in temporary form for securities in definitive form;

3)	endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)

in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the applicable Board.

11.	Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by a duly authorized officer of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

12.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

As of the effective date of this Agreement and until further written notice by the relevant Fund, each Fund hereby directs the Custodian to: (i) keep the books of account of the Fund; (ii) compute the Fund’s net asset value per Share of the outstanding Shares; (iii) calculate daily the net income of the Fund as described in its governing documents and advise the Fund and the Transfer Agent daily of the total amounts of such net income; and (iv) advise the Transfer Agent periodically of the division of such net income among its various components. Following receipt of notice from a Fund that the Custodian is no longer directed to perform the foregoing duties, the Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to perform such duties. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Fund and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 12 and in Section 13 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Fund shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the Fund and/or making the calculations described herein with respect to Fund property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

13.	Records

The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of a management investment company registered under the applicable provisions of the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

Each Fund acknowledges and agrees that, with respect to investments maintained with an Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 13; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. Each Fund acknowledges that, with respect to Fund property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 13.

14.	Reports to Fund by Independent Public Accountants

The Custodian shall provide the applicable Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures Agreements and options on futures Agreements, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

15.	Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between each Fund and the Custodian.

16.	Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by each Fund and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk, including without limitation nationalization, expropriation, currency restrictions, insolvency of a Foreign Sub-custodian, acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by any Fund or its investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; (vii) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange Agreements and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, or if a Fund fails to compensate the Custodian pursuant to Section 15 hereof, any property at any time held for the account of the applicable Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund’s assets to the extent necessary to obtain reimbursement.

Except as may arise from the Custodian’s own negligence or willful misconduct, each Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities which may be asserted against the Custodian (a) acting in accordance with any Proper Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the applicable Fund to receive income with respect to purchased investments, (ii) the failure of the applicable Fund to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian’s reliance upon information provided by the applicable Fund, the Fund’s counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(15) or Section 2.6(7) hereof, or (b) for the acts or omissions of any Special Sub-Custodian; or (c) for the acts or omissions of any Local Agent or Pledgee.

In no event shall the Custodian be liable for indirect, special or consequential damages.

17.	Effective Period, Termination and Amendment

This Agreement shall remain in full force and effect for an initial term ending January 31, 2011 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than one hundred twenty (120) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to any Fund, the applicable Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements.

In the event of: (i) any Fund’s termination of this Agreement with respect to such Fund for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund (or its respective successor), the applicable Fund shall pay the Custodian its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Custodian with respect to such Fund) and shall reimburse the Custodian for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Custodian will deliver such Fund’s securities and cash as set forth hereinbelow. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as a merger of a Fund into, or the consolidation of a Fund with, another entity, the sale by a Fund of all, or substantially all, of its assets to another entity, or the liquidation or dissolution of a Fund and distribution of such Fund’s assets, in each case where the Custodian is retained to continue providing services to such Fund (or its respective successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund. The provisions of Sections 8, 15 and 16 of this Agreement shall survive termination of this Agreement for any reason.

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.	Successor Custodian

If a successor custodian for one or more of the Funds shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Fund held in a Securities System or at an Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such Proper Instructions.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Fund and to transfer to an account of such successor custodian all of the securities of each such Fund held in any Securities System or at an Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

19.	Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Custodian and each Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement; provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund’s Governing Documents. Any agreement as to interpretive or additional provisions shall be in a writing signed by the Custodian and each applicable Fund and shall be annexed hereto. Unless such writing specifically provides otherwise, no interpretive or additional provisions made as provided in this sub-section shall be deemed to be an amendment of this Agreement.

20.	Additional Funds

In the event that Transamerica Funds desires to have the Custodian render services as custodian under the terms hereof to any wholly-owned subsidiary of any portfolio of Transamerica Funds in addition to those executing this Agreement on the signature page hereto, it shall so notify the Custodian in writing, and if the Custodian agrees to provide such services, such wholly-owned subsidiary shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 21 below. The Custodian acknowledges that it will agree to render services as custodian to any additional wholly-owned subsidiaries of portfolios of Transamerica Funds that are determined to be acceptable pursuant to the Custodian’s then-current new business acceptance policies and procedures, and that it will promptly notify any entity that is determined to be unacceptable.

21.	Representations and Warranties.

Each Fund represents and warrants to the Custodian that:

(a)	It is duly organized, validly existing in good standing in its jurisdiction of organization, and qualified to conduct its business in every jurisdiction where its business is conducted;

(b)

The execution, delivery and performance of this Agreement, all documents and instruments to be delivered hereunder and all transactions contemplated hereunder have been duly authorized by all necessary action;

(c)	The person executing this Agreement on its behalf has been duly authorized;

(d)	This Agreement constitutes its legal, valid, binding and enforceable agreement;

(e)

It has obtained all authorizations, approvals and consents of any governmental body required in connection with this Agreement and all transactions contemplated hereunder and such authorizations are in full force and effect;

(f)

The execution, delivery and performance of this Agreement and the transactions hereunder will not violate any agreement, law, by-law, rule or regulation applicable to it or by which it is bound or by which any of its assets are affected in any material respect. Further, the Fund hereby acknowledges and agrees that it shall promptly notify the Custodian of any statute, regulation, rule, or other regulatory requirement or policy governing the Fund, and any change thereto, which may affect the Custodian’s responsibilities under this Agreement; and

(g)

The aggregate interest in any class (or similar designation, if any) of Shares held by benefit plan investors (as such term is interpreted under The Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) shall not at any time equal or exceed 25% of the outstanding Shares of such class (or similar designation, if any) without the prior written consent of the Custodian and the Fund shall not, without the prior written consent of the Custodian, permit the assets of the Fund to be deemed assets of an employee benefit plan which is subject to ERISA. The Fund acknowledges and agrees that the Custodian shall not grant its consent in either of the foregoing circumstances unless and until (i) the Fund has entered into an amendment to this Agreement in form and substance satisfactory to the Custodian and (ii) the Fund’s investment adviser has (x) provided the Custodian with satisfactory evidence of its compliance with the requirements of the aforementioned amendment to this Agreement and (y)

executed and delivered to the Custodian an Indemnification and Contribution Agreement, in form and substance satisfactory to the Custodian. If for any reason the Fund, its investment adviser or any other third-party agent of the Fund breaches or otherwise fails to comply with the provisions of this Section 21(g), this Agreement may be terminated immediately and without prior notice by the Custodian.

22.	Massachusetts Law to Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

23.	Prior Agreements

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund and the Custodian relating to the custody of such Fund’s assets.

24.	Reproduction of Documents

This Agreement and all schedules, exhibits, addenda, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

25.	Remote Access Services Addendum

The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

26.	Notices

Any Proper Instruction, notice, communication or other instrument required to be given hereunder may be (a) delivered in person to the offices of the parties as set forth herein during normal business hours; or (b) effected directly between electro-mechanical or electronic devices as provided in Article 9 hereof; or (c) delivered by prepaid certified mail (in which case it shall be deemed to have been served on the delivery date specified on the return receipt ); or (d) delivered by telecopy (in which case it shall be deemed to have been served on the business day after the receipt thereof). Each party hereto shall designate from time to time the person(s) and address(es) for Proper Instructions and other communications related to the daily operations. Proper Instructions and other communications related to this Agreement (including, but not limited to termination, breach, or default) shall be delivered at the following addresses or such other addresses as may be notified by any party from time to time.

To Custodian:

State Street Bank and Trust Company

200 Clarendon Street, 17th floor

Boston, Massachusetts 02116

Attention: Transamerica Client Manager

Fax No.: 617-937-6033

Phone No.: 617-937-8541

To each Fund:

Transamerica Cayman AQR Managed Futures Strategy, Ltd.

Transamerica Cayman Goldman Sachs Commodity Strategy, Ltd.

c/o Transamerica Asset Management Inc.

570 Carillon Parkway

St. Petersburg, FL 33716

Attention: Dennis Gallagher, Vice President, General Counsel and Secretary

Fax No.: 727-299-1832

Phone No.: 727-299-1821

27.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

28.	Severability; Waiver

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. Failure by any party to insist on strict compliance with this Agreement will not be considered a waiver by such party of any default or breach under the Agreement. The failure of any party to exercise any right under this Agreement shall not to any extent preclude such party from asserting or relying upon such right at any other time or in any other instance.

29.	Employment of Sub-Contractors and Agents

Subject to Section 2.7 and Article 4, the Custodian may at any time or times in its discretion employ (and may at any time remove) sub-contractors and agents to carry out such functions as the Custodian may from time to time direct; provided, however, that the employment of any sub-contractor or agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

30.	Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including a Fund, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund.

31.	Regulation GG

Each Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). Each Fund hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

32.	Assignment

This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund.

33.	Leverage

With respect to the Fund’s use of leverage, the Fund shall comply with the investment limitations and other relevant provisions of the 1940 Act as though the Fund were registered as an investment company thereunder.

34.	Anti-Money Laundering

The Fund is a wholly-owned subsidiary of the Russell Commodity Strategies Fund, which is registered under the 1940 Act, and no other person or entity holds Shares of the Fund (except as disclosed in writing to and permitted by the Custodian). In connection with its issuance of Shares to the Russell Commodity Strategies Fund, the Fund has complied with all applicable money laundering laws and regulations. The Fund will provide prompt notice to the Custodian in the event that (i) the Russell Commodity Strategies Fund is no longer the sole shareholder of the Fund, or (ii) the Russell Commodity Strategies Fund is no longer registered under the 1940 Act, and in either case, the Fund shall execute and deliver, and cause its Money Manager or investment adviser to execute and deliver, such agreements or other documentation and to take such actions applicable under such circumstances as the Custodian may reasonably require. If the Fund or its Money Manager or investment adviser fails to comply with the provisions of this Section, this Agreement may be terminated immediately and without prior notice by the Custodian.

35.	Data Privacy

The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

36.	Shareholder Communications

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide the Fund’s names, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or object by checking one of the alternatives below.

Yes ☐            The Custodian is authorized to release the Fund’s name, address, and share positions.

No  ☒             The Custodian is not authorized to release the Fund’s name, address, and share positions.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first above-written.

EACH OF THE ENTITIES
SET FORTH ON APPENDIX A HERETO

By:	/s/ Dennis P. Gallagher
Name:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Exempted companies organized under the laws of the Cayman Islands

TRANSAMERICA CAYMAN AQR MANAGED FUTURES STRATEGY, LTD.

(Established 8.30.2010)

TRANSAMERICA CAYMAN BLACKROCK GLOBAL ALLOCATION, LTD.

TRANSAMERICA CAYMAN FEDERATED MARKET OPPORTUNITY, LTD.

TRANSAMERICA CAYMAN FEDERATED MARKET OPPORTUNITY VP, LTD.

TRANSAMERICA CAYMAN FIRST QUADRANT GLOBAL MACRO, LTD.

TRANSAMERICA CAYMAN GOLDMAN SACHS COMMODITY STRATEGY, LTD.

(Established 8.30.2010)

APPENDIX B

TO

MASTER CUSTODIAN AGREEMENT

Class Action Filing Service

Each of the exempted companies organized under the laws of the Cayman Islands which is or may become a party to the Custodian Agreement (as defined below) (the “Client”) and STATE STREET BANK AND TRUST COMPANY, a bank and trust company organized under the laws of The Commonwealth of Massachusetts, with an office at One Lincoln Street, Boston, MA 02111 (“State Street”) agree as follows:

INTRODUCTION:

Pursuant to the Class Actions Services Selection Form (as defined below) attached as Annex I, the Client may request State Street to transmit information and notices it receives as Custodian for the securities held for the account of the Client pursuant to the Custodian Agreement (as defined below) and file proofs of claim in connection with class actions involving the Client’s U.S. Securities (as defined below). State Street is willing to carry out such transmission and filing on the terms set out in this Appendix B, including the Class Actions Services Selection Form. In the event of inconsistent terms, the terms and conditions contained in this Appendix B shall prevail over those contained in the Custodian Agreement with respect to the Service (as defined below).

IT IS AGREED:

1.	Interpretation

1.1	In this Appendix B, unless the context otherwise requires:

“Business Days” means those days on which The New York Stock Exchange is open for regular trading.

“Class Actions Services Selection Form” means that form annexed hereto as Annex I, as such may be amended by the parties hereto in writing.

“Custodian Agreement” means that certain custodian contract dated September 22, 2010 between each exempted company organized under the laws of the Cayman Islands that is or becomes a party thereto pursuant to Section 20 thereof and State Street (as amended, modified or supplemented from time to time).

“Service” means the transmission, in accordance with the Class Actions Services Selection Form, of all written information actually received by State Street in its capacity as Custodian under the Custodian Agreement regarding any U.S. class action or other U.S. litigation in connection with the U.S. Securities then held, or previously held during the term of the Custodian Agreement by the Custodian for the account of the Client, including, but not limited to, opt-out notices and proof of claims forms, and, to the extent State Street has such information in its capacity as Custodian for the Client under the Custodian Agreement, the filing of proofs of claim in connection with such class actions.

“Term” has the meaning set forth in Section 6 of this Appendix B.

“U.S. Securities” means portfolio assets of the Client for which State Street is serving as Custodian for the Client pursuant to the Custodian Agreement and which are securities or other assets issued in the United States of America that are (i) the subject of litigation within the jurisdiction of the U.S. court system, and (ii) held, or that have been held during the term of the Custodian Agreement by State Street in its capacity as Custodian for the account of the Client, which assets have not been merged into another fund not covered by this Amendment.

1.2	General

(a)	A reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(b)	The singular includes the plural and vice versa.

(c)	The word “person” includes, without limitation, an individual, a firm, an investment company, a body corporate or an unincorporated association.

(d)	The headings in this Amendment are for convenience only and shall not affect its interpretation.

2.	Appointment

The Client appoints State Street to act as its agent with respect to the Client for purposes of the Service for the Term and on the terms set out in this Amendment. Subject to receiving a duly completed and signed Class Actions Services Selection Form and a Limited Power of Attorney (Annex II), State Street accepts such appointment and agrees to render the Service according to the terms set out in this Appendix B.

3.	Service

State Street agrees to provide the Service as soon as reasonably practicable subject to the terms of this Appendix B. The Client acknowledges that State Street can only notify the Client of relevant class actions when State Street has received notice of the class action and, after a reasonable opportunity to investigate, when State Street’s records as Custodian show that the Client is, or has been, a holder of the relevant U.S. Securities during the identified class action period. For avoidance of doubt, if a Client’s assets of U.S. Securities are transferred to another entity not covered by this Appendix B through merger or reorganization, then State Street shall have no responsibility to so transmit any information or file claims regarding class action suits relating to U.S. Securities for the Client.

State Street may only file claims on behalf of the Client on eligible positions held by it in its capacity as Custodian during the identified class action period. State Street will not file any claims for positions held by any other custodian.

4.	Charges

State Street shall be entitled to reasonable compensation for providing the Service to the Client, as agreed upon from time to time between the Client and State Street.

5.	Responsibility and Liability

With respect to the provisions of this Appendix B, the Client agrees and acknowledges the following:

5.1

As the Client’s agent, State Street will provide reasonable support in liaising with the class action administrator to resolve any queries arising from the Client’s participation in the class action. While State Street anticipates that it will be able to provide such support based on information already in its possession, the Client agrees to provide State Street with supporting information and documentation as State Street may reasonably require from time to time in connection herewith. State Street shall have no liability to the Client for any actions or omissions in connection with this paragraph if State Street is unable to obtain necessary supporting information and documentation from the Client to enable it to file the appropriate proof of claim.

5.2

The Client acknowledges that in relation to any proof of claim to be filed by State Street on behalf of the Client with respect to a class action, as indicated on State Street’s specific notification, it is important that only one claim is made on the Client’s behalf. Therefore, the Client acknowledges that it is responsible to ensure that there is no duplication of claims and will ensure that where a proof of claim is to be or is submitted by State Street pursuant to the terms of this Appendix B, no other party shall file a proof of claim for participation by the Client in the same eligible class action claim. The Client understands that duplication of claims could result in both claims being rejected and that State Street will have no responsibility should such duplication of claims occur. Should a third party be making a claim on the Client’s behalf, the Client will instruct State Street not to file a claim for the client in the relevant class action.

5.3	All warranties, representations, terms or duties express or implied by statute or otherwise in relation to the Service are hereby excluded, except those which by statute cannot be excluded.

5.4	In performing the Service and acting on the Client’s instructions, State Street is providing an administrative service and is not acting in a fiduciary capacity. The decision to participate in a class action through the filing of a proof of claim is solely the portfolio management responsibility of the Client.

5.5	The performance of the Service under this Amendment does not result in State Street assuming any of the obligations of the Client, its investment managers, any custodian or any other agent.

5.6

State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or non-performance of its duties hereunder unless solely caused by or resulting from the gross negligence or wilful misconduct of State Street, its officers or employees. State Street shall be kept indemnified by the Client for any action taken or omitted by it in good faith without gross negligence. Instructions to State Street hereunder shall be provided in a manner consistent with the provisions of Section 9 of the Custodian Agreement and shall be deemed “Proper Instructions”.

5.7

State Street shall have no liability for any indirect, consequential, incidental, special, punitive or exemplary loss, damage or expense in contract, tort or other form of action arising out of or in connection with the Service even if State Street has been advised of the possibility or likelihood of the same occurring.

5.8

Notwithstanding anything contained in this Appendix B or the Custodian Agreement to the contrary, State Street’s cumulative liability under this Appendix B, in any event, for each calendar year with respect to the Client regardless of the form of action or legal theory shall be limited to its total annual compensation earned for the Service provided to the Client and fees payable hereunder for the Service during the preceding calendar year, or such other amount as the parties shall determine in a separate writing. In the case of a preceding calendar year which is not a full year, such amount shall be for the effective period. This shall be the sole remedy of Client for any loss or damage resulting from State Street’s performance or non-performance of its duties under this Appendix B with respect to the Service.

5.9

State Street shall not be responsible or liable for any failure or delay in performance of its obligations under this Amendment arising out of or caused, directly or indirectly, by events of force majeure.

5.10

Without limiting the generality of the foregoing, to the extent that any filing or other information is transmitted or received via Web-based or Internet services, State Street makes no representation or warranty that such transmission or receipt of information will be uninterrupted or error-free or that such information shall remain private and confidential. State Street has no control over the Internet and cannot guarantee that unauthorized parties may not be able to decrypt encrypted messages. Accordingly, in no event shall State Street be liable for any loss, damage, expense or other harm or injury arising out of (i) the performance or non-performance of the Internet or network services used in connection with the transmission or receipt of information over the Internet, including without limitation, the receiving party’s Internet service provider or browser or any other software or (ii) the unauthorized interception or decryption of information transmitted or received via the Internet or network services.

5.11

After the termination of this Appendix B in accordance with Section 6 below, State Street shall have no responsibility to file any proofs of claim for class actions previously notified to the Client or received after such termination and, accordingly, State Street shall have no further responsibility to provide the Service herein to the Client after such termination.

In the event that State Street receives written notice that the Client no longer desires the Service, but the Custodian Agreement remains in full force and effect, State Street shall transmit to the Client all written information received by State Street regarding any class action or other litigation in connection with U.S. Securities, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of the Custodian Agreement, the Custodian shall have no responsibility to so transmit any such information.

6.	Term and Termination

This Appendix B shall become effective as of the date State Street receives the duly completed and signed Class Actions Services Selection Form and shall continue in full force and effect until (i) State Street receives written notice that the Client no longer desires the Service or (ii) the Custodian Agreement is terminated, whichever is the sooner (the “Term”).

For the avoidance of doubt, this Amendment shall terminate immediately upon the termination of the Custodian Agreement, regardless of the reason for the termination, and State Street shall have no further obligations to the Client to provide the Service hereunder.

7.	Notices

Notices and other communications to be given by one party to the other under this Appendix B shall be addressed to the receiving party at the address below, or to such other address or number as that party may from time to time specify in writing to the other for the purpose.

if to State Street at:	State Street Bank and Trust Company 1776 Heritage Drive North Quincy, Massachusetts 02171 Attn: Arthur R. Pelissier, Vice President

with a copy to:	State Street Bank and Trust Company 200 Clarendon Street, 17th floor Boston, Massachusetts 02116 Attention: Transamerica Client Manager Fax No.: 617-937-6033 Phone No.: 617-937-8541

if to Client:

Transamerica Cayman AQR Managed Futures Strategy, Ltd.

Transamerica Cayman Goldman Sachs Commodity Strategy, Ltd.

c/o Transamerica Asset Management Inc.

570 Carillon Parkway

St. Petersburg, FL 33716

Attention: Dennis Gallagher, Vice President, General Counsel and Secretary

Fax No.: 727-299-1832

Phone No.: 727-299-1821

8.	Miscellaneous

8.1

No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Appendix B will operate as a waiver, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that right or remedy, or the exercise of any other right or remedy. The rights and remedies provided in this Appendix B are cumulative and not exclusive of any rights or remedies provided by law.

8.2

This Appendix B shall not be assignable by either party without the prior written consent of the other party, except that State Street may assign its rights and obligations under this Appendix B to an affiliate. Any successors or assignees of the Client or State Street shall be bound by this Appendix B.

8.3	Telephone conversations between the parties and their employees and agents may be recorded (without the use of a warning notice or tone) and used as evidence in the event of a dispute.

8.4	This Appendix B may be amended only by written agreement between the parties.

8.5	This Appendix B may be executed in separate counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

8.6

This Appendix B constitutes the complete and exclusive agreement of the parties with regard to the Service. It supersedes and terminates as of its effective date, all prior oral or written agreements, arrangements or understandings between the parties relating to the Service.

9.	Governing Law and Jurisdiction

This Appendix B and the construction performance and validity of it shall be governed by the laws of The Commonwealth of Massachusetts without regard to its conflict-of-law principles.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Appendix B to be executed in its name and behalf by its duly authorized representative as of the date first above-written.

Each exempted company organized under the laws of the Cayman Islands listed on Appendix A of the Master Custodian Agreement

BY:	/s/ Dennis P. Gallagher
Name:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

STATE STREET BANK AND TRUST COMPANY

/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

ANNEX I

STATE STREET BANK AND TRUST COMPANY

CLASS ACTIONS SERVICES SELECTION FORM

CLIENT NAME: Each exempted company organized under the laws of the Cayman Islands listed on Appendix A of the Master Custodian Agreement            DATE: September 22, 2010

CLASS ACTION NOTICES

Please select from the options listed below if you would like written notices relating to class actions forwarded to you by State Street Bank and Trust Company (“State Street”). Such notices would include only those which are received by State Street from its agents or subcustodians or from issuers of securities currently or formerly held in your account(s) while a customer of State Street.

☒ DO NOT FORWARD any class action notices

☐ FORWARD all class action notices to the following party:

Attention:

FILING FOR PARTICIPATION IN CLASS ACTIONS

If you want State Street to file or take any other action on your behalf for participation in any U.S. class actions in connection with U.S. securities currently or previously held in your account, you must direct State Street. Fees for this service will be as agreed to from time to time by you and State Street. You may establish a standing instruction by selecting the first option below or you may direct State Street on a case by case basis. Directions on a case-by-case basis must be received 10 business days* prior to the deadline for filing or taking other action as stated in the relevant materials and in accordance with the terms of Appendix B to the Custodian Agreement with State Street. Please note that if you do elect to have State Street file on your behalf, we will NOT file for you to be lead plaintiff in any class action lawsuits or to be excluded from a class for any particular class action without your express prior direction. State Street will not file on your behalf without a valid direction. If you wish to have another party file on your behalf to participate in any class action, State Street may provide such transaction records as may be required, subject to the fees agreed to from time to time. If State Street files a class action claim on your behalf and any proceeds are realized therefrom, the proceeds will be applied back to the affected fund.

ERISA TRUST CLIENTS ONLY: please note that any standing instruction set forth below will not apply to class actions involving employer securities (as defined in ERISA section 407) held in any ERISA trusts. State Street will require an independent direction should you choose to participate or not participate in any such class actions.

*	Requests received with less than 10 business days notice will be processed on a reasonable efforts basis

Please choose one of the following:

☒ File on my behalf to participate in all U.S. class actions for which you reasonably believe I may be eligible. Your filing determination shall be based solely upon your own records of securities currently or previously held in my account(s) at State Street without any further review or inquiry by you. State Street is hereby authorized to submit any such filings or data required for any filings electronically, including via e-mail, where possible.

☐ Do not file on my behalf for any class actions. You will be directed as described above when and if you are requested to file on my behalf.

☐ Do not file on my behalf for any class actions, but forward transaction records to the following party:

____________________________

____________________________

____________________________

LIMITATION ON LIABILITY

The Service provided by State Street shall be defined in and be governed by Appendix B to the Custodian Agreement and this Class Action Services Selection Form.

State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or non-performance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of State Street, its officers or employees. State Street shall not be liable for any special, indirect, incidental or consequential damages of any kind whatsoever (including, without limitation, attorneys fees) arising out of any act or failure to act hereunder. In any event, State Street’s cumulative liability during each calendar year relating to any class action services, regardless of the form of action or legal theory shall be limited in amount as Client and State Street from time to time agree. This shall be the sole remedy of Client for any loss or damage resulting from State Street’s performance or non-performance of its duties under the Agreement with respect to the Service. State Street shall not be responsible or liable for any failure or delay in performance of its obligations under the Agreement arising out of or caused, directly or indirectly, by events of force majeure.

Without limiting the generality of the foregoing, to the extent that any filing or other information is transmitted or received via Web-based or Internet services, State Street makes no representation or warranty that such transmission or receipt of information will be uninterrupted or error-free or that such information shall remain private and confidential. State Street has no control over the Internet and cannot guarantee that unauthorized parties may not be able to decrypt encrypted messages. Accordingly, in no event shall State Street be liable for any loss, damage, expense or other harm or injury arising out of (i) the performance or non-performance of the Internet or network services used in connection with the transmission or receipt of information over the Internet, including without limitation, the receiving party’s Internet service provider or browser or any other software or (ii) the unauthorized interception or decryption of information transmitted or received via the Internet or network services.

STANDING INSTRUCTIONS

State Street is hereby instructed to implement the procedure(s) in regard to class actions notices and filings as specified herein. These standing instructions shall supersede all prior directions relating to class actions and shall remain in effect until otherwise modified or until the termination of any custodian or trust agreement applicable to you.

/s/ Dennis P. Gallagher
Dennis P. Gallagher
Vice President, General Counsel and Secretary

ANNEX II

LIMITED POWER OF ATTORNEY

Each exempted company organized under the laws of the Cayman Islands listed on Appendix A of the Master Custodian Agreement (“Client”) does hereby grant a limited power of attorney to State Street Bank and Trust Company (“Agent”) or any of its directors, officers or employees (from time to time duly appointed or authorized in writing by Agent for the purposes herein, the certificate of Agent of such appointment to be final and conclusive) to be Client’s attorney or attorneys for and in the name of Client or otherwise, with full powers of substitution from time to time, to sign and execute all documents relating to class action lawsuits and to perform all acts and things Agent considers expedient or necessary for Client’s participation in class action lawsuits.

Client does hereby declare that each and every receipt, deed, matter and thing which shall be given, made, executed or done by the attorney for the purposes hereunder shall be as good, valid and effectual to all intents and purposes as if the same had been signed, sealed, delivered, given, made, or done by Client.

Client does hereby further undertake at all times to ratify whatever the attorney shall lawfully do or cause to be done in or concerning the premises by virtue of this power of attorney.

Transamerica Cayman AQR Managed Futures Strategy, Ltd.

Transamerica Cayman Goldman Sachs Commodity Strategy, Ltd.

/s/ Dennis P. Gallagher
By:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary
Date:	September 28, 2010

REMOTE ACCESS SERVICES ADDENDUM

TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement dated as of September 22, 2010 (the “Custodian Agreement”) by and among each exempted company organized under the laws of the Cayman Islands identified on Appendix A thereto or made subject thereto pursuant to Section 20 thereof (each, a “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.